Exhibit 99.1-Press Release

[1-800-FLOWERS.COM, Inc. LOGO]

Investor Contact:         Media Contacts:
Joseph D. Pititto         Ken Young                Mike Rosen, Bratskeir & Co.
(516) 237-6131            (516) 237-6102           (212) 233-2939 (Ext. 2939)
E-mail: invest@1800flowers.com  kyoung@1800flowers.com  mrosen@bratskeir.com



     1-800-FLOWERS.COM(R)  Reports  Fiscal 2004 First Quarter  Revenue Growth of
     6.7 percent to $95.2 Million
o Combined online and telephonic revenue increased 7.2 percent to $89.3 million driven by online revenue growth of 19.9 percent to $48.9 million
o Online revenue represented 54.8 percent of combined online and telephonic revenue compared with 49.0 percent in the prior year period
o Net loss declined to $5.1 million or $0.08 per share compared with $7.3 million or $0.11 per share in the year-ago period
o Company attracted 484,000 new customers; Repeat customers represented 58.3 percent of combined online and telephonic orders, compared with 56.0 percent in the same period last year


     Westbury, NY, October 23, 2003 - 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading multi-channel retailer of thoughtful gifts for all occasions, today reported revenues of $95.2 million for its fiscal 2004 first quarter ended September 28, 2003. This represented an increase of 6.7 percent compared with revenues of $89.2 million reported in the prior year period. Online revenues increased 19.9 percent to $48.9 million compared with $40.8 million in the first quarter of 2003. Telephonic revenues for the quarter were $40.4 million compared with $42.5 million in the prior year period, down 5.1 percent reflecting the continued migration of customers to the Internet. Online revenues increased to 54.8 percent of combined online and telephonic revenues, compared with 49.0 percent in the prior year period.

     For the fiscal 2004 first quarter, the Company reported a gross profit margin of 41.1 percent, which was unchanged from the prior year period and in line with management's expectations. During the quarter, the Company reduced its operating expense ratio by 310 basis points to 46.2 percent of total revenues compared with 49.3 percent in last year's first quarter. The Company attributed the improvement to its ability to leverage its infrastructure combined with cost-effective marketing programs.

     As a result of the increased revenues, solid gross profit margin and improved operating expense ratio, the Company reduced its net loss for the fiscal 2004 first quarter by 29.5 percent to $5.1 million or $0.08 per share compared with a net loss of $7.3 million or $0.11 per share in the prior year period.

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

     1-800-FLOWERS.COM Reports Revenue of $95.2 Million for its Fiscal 2004 First Quarter, pg. 2:

     The combination of the Company's convenient, multi-channel customer access and its expanded gift offerings helped attract 484,000 new customers during the first quarter, approximately 61 percent of whom, or 295,000, came to the Company online. Approximately 1.2 million customers placed orders during the period of which 58.3 percent were repeat customers, up from 56.0 percent in the first quarter of fiscal 2003. This reflects the Company's continuing emphasis on deepening the relationship with its existing customers in its marketing and selling efforts.

     Jim McCann, CEO of 1-800-FLOWERS.COM, said, "We are pleased with our fiscal first quarter performance for a number of reasons:

o We successfully introduced several new marketing and merchandising campaigns, in particular our "Summer Celebrations" theme, which enabled us to achieve solid growth in what is traditionally our lowest revenue quarter.
o The revenue growth, combined with our ability to further leverage our infrastructure, enabled us to reduce our operating expense ratio by 310 basis points and reduce our net loss by almost 30 percent.
o And, we continued to expand our Corporate Gifting sales efforts, adding to our sales team and growing our account base in preparation for the key calendar fourth quarter holiday period.

     Company Guidance:
     The Company reiterated its guidance for fiscal 2004, reflecting confidence in its ability to generate solid top-line growth, improve profit margins and further leverage its infrastructure to reduce its operating expense ratio and thereby enhance bottom-line results. The Company's guidance for the year calls for revenue growth in a range of 7-to-10 percent and EPS growth in excess of 75 percent. Furthermore, the Company anticipates its fiscal second quarter will represent approximately 34-to-37 percent of full-year revenues, driven in large part by the continued sales growth and popularity of the Company's higher margin, non-floral gift offerings.

     McCann said, "As we enter the important holiday shopping season, we're beginning to see some signs of an improving retail economy. Throughout the quarter, we will utilize a variety of marketing and merchandising programs to deepen the relationships we have with our existing customers while concurrently attracting a significant number of new customers. We've also expanded our relationships with great gift brands that our customers are responding to, including Lenox(R), Waterford(R) and Godiva(R), among others. And, we've enhanced our corporate gifting capabilities in anticipation of an improved business-gifting environment. As a result, we are well positioned for what we believe will be a record quarter for us in terms of both top- and bottom-line results."

     About 1-800-FLOWERS.COM(R)
     For more than 25 years, 1-800-FLOWERS.COM has helped millions of customers connect to the people they care about with a broad range of thoughtful gifts, award-winning customer service and its unique technology and fulfillment infrastructure. The Company's product line - including flowers, plants, gourmet foods, candies, gift baskets and other unique gifts - is available to customers around the world via: the Internet (www.1800flowers.com); by calling 1-800-FLOWERS(R) (1-800-356-9377) 24 hours a day; or by visiting one of the Company-operated or franchised stores. The Company's collection of

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

     1-800-FLOWERS.COM Reports Revenue of $95.2 Million for its Fiscal 2004 First Quarter, pg. 3

     thoughtful gifting brands includes home decor and garden merchandise from Plow & Hearth(R)(phone: 1- 800-627-1712 and web: www.plowandhearth.com), premium popcorn and other food gifts from The Popcorn Factory(R)(phone:
     1-800-541-2676 and web: www.thepopcornfactory.com), gourmet food products from GreatFood.com(R)(www.greatfood.com), and children's gifts from HearthSong(R)(www.hearthsong.com) and Magic Cabinsm (www.magiccabin.com). The Company's Class A common stock is listed on the NASDAQ National Market (ticker symbol "FLWS").

     Special Note Regarding Forward-Looking Statements:
     A number of statements contained in this press release and to be made in today's conference call, including those in the recorded and live audio portions of the call, other than statements of historical fact, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to achieve solid, cost efficient growth; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to maintain and enhance profit margins for its various products; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to continue growing revenues; its ability to compete against existing and new competitors; its ability to manage expenses associated with necessary general and administrative and technology investments; its ability to cost efficiently manage inventories; its ability to improve its bottom line results; its ability to leverage its operating infrastructure; its ability to achieve its stated results guidance for fiscal 2004, and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release, the scheduled conference call pertaining to fiscal 2004 first quarter results and Company guidance for fiscal year 2004, and any recordings thereof, or in any of its SEC filings except as may be otherwise stated by the Company.

     Conference Call:
     The Company will conduct a conference call to discuss the attached financial results today at 11:00 a.m. ET. The call will be "web cast" live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM web site. An indexed recording of the call will be posted on the Investor Relations section of the Company's web site within 2 hours of the call's completion. A replay of the call can be accessed via telephone for 24 hours beginning at 1:00 p.m. (ET) on 10/23/03 at:
     1-888-203-1112   (domestic)   or   1-719457-0820   (international).   Enter
     reservation #772570.
                                                        [See Attached Tables]

     1-800-FLOWERS.COM Reports Revenue of $95.2 Million for its Fiscal 2004 First Quarter, pg. 4:


                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                                      September 28,      June 29,
                                                                                           2003            2003
                                                                                   ------------------- -------------

Assets
Current Assets:
    Cash and equivalents                                                                      $28,854        $49,079
    Short-term investments                                                                     19,390         12,139
    Receivables, net                                                                            9,343          7,767
    Inventories                                                                                29,322         20,370
    Prepaid and other current assets                                                            4,941          2,208
                                                                                        --------------  -------------
    Total current assets                                                                       91,850         91,563

Property, plant and equipment, net                                                             44,858         46,500
Investments                                                                                     9,427         19,471
Capitalized investment in leases                                                                  244            276
Goodwill                                                                                       37,692         37,692
Other intangibles, net                                                                          3,053          3,211
Other assets                                                                                   18,555         16,083
                                                                                        --------------  -------------
    Total assets                                                                             $205,679       $214,796
                                                                                        ==============  =============

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses                                                    $57,667        $61,663
     Current  maturities of long-term  debt and  obligations  under capital
      leases                                                                                    2,950          3,025
                                                                                        --------------  -------------
     Total current liabilities                                                                 60,617         64,688

Long-term debt and obligations under capital leases                                             8,379          9,124
Other liabilities                                                                               4,312          3,696
                                                                                        --------------  -------------
   Total liabilities                                                                           73,308         77,508
Total stockholders' equity                                                                    132,371        137,288
                                                                                        --------------  -------------
                                                                                                        -------------
Total liabilities and stockholders' equity                                                   $205,679       $214,796
                                                                                        ==============  =============





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

     1-800-FLOWERS.COM Reports Revenue of $95.2 Million for its Fiscal 2004 First Quarter, pg. 5:

                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                         Selected Financial Information
                      Consolidated Statements of Operations
                    (In thousands, except for per share data)
                                   (Unaudited)

                                                                                            Three Months Ended
                                                                                           September     September 29,
                                                                                            28, 2003              2002
                                                                                       --------------   ---------------
Net revenues:
  Online                                                                                    $48,936         $40,800
  Telephonic                                                                                 40,371          42,531
  Retail/fulfillment                                                                          5,853           5,894
                                                                                        ------------   -------------

       Total net revenues                                                                    95,160          89,225

Cost of revenues                                                                             56,093          52,547
                                                                                        ------------   -------------

Gross profit                                                                                 39,067          36,678

Operating expenses:
  Marketing and sales                                                                        28,846          28,953
  Technology and development                                                                  3,431           3,578
  General and administrative                                                                  7,779           7,407
  Depreciation and amortization                                                               3,917           4,029
                                                                                        ------------   -------------

       Total operating expenses                                                              43,973          43,967
                                                                                        ------------   -------------

Operating loss                                                                              (4,906)         (7,289)

Other income (expense):
   Interest income                                                                              192             351
   Interest expense                                                                           (233)           (314)
   Other                                                                                      (199)            (42)
                                                                                        ------------   -------------

Total other income (expense), net                                                             (240)             (5)
                                                                                        ------------   -------------

Net loss                                                                                   ($5,146)        ($7,294)
                                                                                        ============   =============


Basic and diluted net loss per common share                                                 ($0.08)         ($0.11)
                                                                                        ============   =============

Weighted average shares used in the calculation of basic and diluted net loss
  per common share                                                                           65,775          65,476
                                                                                        ============   =============




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

     1-800-FLOWERS.COM Reports Revenue of $95.2 Million for its Fiscal 2004 First Quarter, pg. 6:


                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                         Selected Financial Information
                      Consolidated Statements of Cash Flows
                                 (In thousands)


                                                                                          Three Months Ended
                                                                                   September 28,     September 29,
                                                                                        2003              2002
                                                                                   ---------------   ---------------


Operating activities:
Net loss                                                                                 ($5,146)         ($7,294)
Reconciliation of net loss to net cash used in operations:
  Depreciation and amortization                                                            3,917             4,029
  Bad debt expense                                                                            91                82
   Other non-cash items                                                                      156                72
   Changes in operating items:
       Receivables                                                                        (1,667)              (27)
       Inventories                                                                        (8,952)           (9,214)
       Prepaid and other                                                                  (2,733)           (2,577)
       Accounts payable and accrued expenses                                              (3,996)           (2,105)
       Other assets                                                                       (2,581)           (3,796)
       Other liabilities                                                                     616               326
                                                                                   ---------------   ---------------
  Net cash used in operating activities                                                  (20,295)          (20,504)


Investing activities:
Purchase of investments                                                                  (18,666)           (5,026)
Sale of investments                                                                       21,459            12,651
Capital expenditures, net of non-cash expenditures                                        (2,233)           (1,962)
Other                                                                                         75                56
                                                                                   ---------------   ---------------
  Net cash provided by investing activities                                                  635             5,719



Financing activities:
Proceeds from employee stock options                                                        229                108
Repayment of notes payable and bank borrowings                                              (250)             (244)
Payment of capital lease obligations                                                        (544)             (537)
                                                                                   ---------------   ---------------
  Net cash used in financing activities                                                     (565)             (673)
                                                                                   ---------------   ---------------


Net change in cash and equivalents                                                       (20,225)          (15,458)
Cash and equivalents:
  Beginning of period                                                                     49,079            40,601
                                                                                   ---------------   ---------------
  End of period                                                                          $28,854          $25,143
                                                                                   ===============   ===============

